                                                                   EXHIBIT 10.33


                            ASSET PURCHASE AGREEMENT




                          DATED AS OF JANUARY 25, 2003




                                      AMONG




                        TEMPUS CORPORATION, S.A. DE C.V.,




                          MIGUEL ANGEL PACHUR SALGADO,




                         OSCAR GUADALUPE DE LEON ULLOA,




                                       AND




                             HI METALS, S.A. DE C.V.

                                TABLE OF CONTENTS


                                                                                                           Page No.
                                                                                                           --------
ARTICLE 1 EXISTENCE AND REPRESENTATION............................................................................1

   SECTION 1.1       EXISTENCE OF TEMPUS..........................................................................1
   SECTION 1.2       REPRESENTATION OF TEMPUS.....................................................................1
   SECTION 1.3       EXISTENCE OF HI METALS.......................................................................1
   SECTION 1.4       REPRESENTATION OF HI METALS..................................................................1

ARTICLE 2 CONTRACT PURPOSES.......................................................................................1


ARTICLE 3 PURCHASE OF ASSETS......................................................................................1

   SECTION 3.1       PURCHASE AND SALE OF ASSETS..................................................................1
      (a)   Inventory.............................................................................................2
      (b)   Furniture and Equipment...............................................................................2
      (c)   Other Property........................................................................................2
   SECTION 3.2       PURCHASE PRICE...............................................................................2
   SECTION 3.3       INVENTORY....................................................................................3
      (a)   Finished Products Inventory...........................................................................3
      (b)   In Process Inventory..................................................................................3
      (c)   Raw Materials.........................................................................................3
   SECTION 3.4       LIABILITIES..................................................................................3
   SECTION 3.5       ACCOUNTS RECEIVABLE..........................................................................3

ARTICLE 4 CLOSING.................................................................................................4

   SECTION 4.1       CLOSING......................................................................................4
   SECTION 4.2       TRANSFER OF ASSETS; PAYMENT..................................................................4
   SECTION 4.3       CLOSING DOCUMENTS............................................................................4

ARTICLE 5 REPRESENTATIONS AND WARRANTIES..........................................................................5

   SECTION 5.1       REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES............................................5
      (a)   Organization, Standing and Corporate Power of Tempus..................................................5
      (b)   Authority; Noncontravention...........................................................................5
      (c)   Litigation............................................................................................6
      (d)   Brokers...............................................................................................6
      (e)   Title to Properties; Liens............................................................................6
      (f)   Owned and Leased Real Property........................................................................7
      (g)   Accounts Receivable; Inventories......................................................................7
      (h)   Employee Relations....................................................................................7
      (i)   Leased Personal Property..............................................................................8
      (j)   Condition of Acquired Assets..........................................................................8
      (k)   Product Warranties....................................................................................8
      (l)   Compliance with Laws..................................................................................9
      (m)      Disclosure.........................................................................................9
   SECTION 5.2       REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS...............................................9
   SECTION 5.3       REPRESENTATIONS AND WARRANTIES OF HI METALS.................................................10
      (a)   Organization, Standing and Corporation Power of HI Metals............................................10
      (b)   Authority; Noncontravention..........................................................................10
      (c)   Brokers..............................................................................................11

ARTICLE 6 COVENANTS RELATING TO CONDUCT OF ACTIVITIES............................................................11

   SECTION 6.1       CONDUCT OF ACTIVITIES BY SELLING PARTIES....................................................11
   SECTION 6.2       OTHER ACTIONS...............................................................................11

ARTICLE 7 ADDITIONAL AGREEMENTS..................................................................................12

   SECTION 7.1       ACCESS TO INFORMATION; CONFIDENTIALITY......................................................12
   SECTION 7.2       REASONABLE EFFORTS; NOTIFICATION............................................................12
   SECTION 7.3       FEES AND EXPENSES; TAXES....................................................................13
   SECTION 7.4       PUBLIC ANNOUNCEMENTS........................................................................13
   SECTION 7.5       NO SOLICITATION.............................................................................14
   SECTION 7.6       INFORMATION FOR TAX RETURNS.................................................................14
   SECTION 7.7       LEASING CONTRACT............................................................................14
   SECTION 7.8       TELEPHONES..................................................................................14
   SECTION 7.9       RADIO FREQUENCIES...........................................................................15
   SECTION 7.10         INSURANCE COVERAGES AND WARRANTIES.......................................................15
   SECTION 7.11         EMPLOYEES................................................................................15
   SECTION 7.12         LABOR UNIONS.............................................................................16

ARTICLE 8 CONDITIONS PRECEDENT...................................................................................16

   SECTION 8.1       CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CLOSING.................................16
      (a)   Authorizations, Consents, and Approvals..............................................................16
      (b)   No Injunctions or Restraints.........................................................................16
   SECTION 8.2       CONDITIONS TO OBLIGATIONS OF HI METALS......................................................16
      (a)   Representations and Warranties.......................................................................16
      (b)   Performance of Obligations of Selling Parties........................................................17
      (c)   No Suit or Judgment..................................................................................17
      (d)   Opinion of Counsel...................................................................................17
      (e)   Consents.............................................................................................17
      (f)   Tempus Records.......................................................................................17
      (g)   Material Adverse Change..............................................................................17
      (h)   Board and Lender Authorizations......................................................................17
      (i)   Delivery of Notarial Instruments and Invoices........................................................17
   SECTION 8.3       CONDITIONS TO OBLIGATIONS OF SELLING PARTIES................................................18
      (a)   Representations and Warranties.......................................................................18
      (b)   Performance of Obligations of HI Metals..............................................................18
      (c)   No Suit or Judgment..................................................................................18
   SECTION 8.4       FRUSTRATION OF CLOSING CONDITIONS...........................................................18

ARTICLE 9 TERMINATION, AMENDMENT AND WAIVER......................................................................18

   SECTION 9.1       TERMINATION.................................................................................18
   SECTION 9.2       EFFECT OF TERMINATION.......................................................................19
   SECTION 9.3       AMENDMENT...................................................................................19
   SECTION 9.4       EXTENSION: WAIVER...........................................................................19

ARTICLE 10 INDEMNIFICATION.......................................................................................19

   SECTION 10.1         INDEMNIFICATION..........................................................................19
      (a)   By the Selling Parties...............................................................................19
      (b)   By HI Metals.........................................................................................20
      (c)   Direct Liability.....................................................................................20
      (d)   Third Party Claim....................................................................................20
      (e)   Limitation of Indemnity..............................................................................21
   SECTION 10.2         RIGHT TO SET-OFF.........................................................................21

ARTICLE 11 GENERAL PROVISIONS....................................................................................21

   SECTION 11.1         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS....................................21
   SECTION 11.2         NOTICES..................................................................................22
   SECTION 11.3         DEFINITIONS..............................................................................23
   SECTION 11.4         INTERPRETATION; GOVERNING LANGUAGE.......................................................25
   SECTION 11.5         COUNTERPARTS; FACSIMILES.................................................................25
   SECTION 11.6         ENTIRE AGREEMENT: NO THIRD PARTY BENEFICIARIES...........................................25
   SECTION 11.7         GOVERNING LAW............................................................................25
   SECTION 11.8         ASSIGNMENT...............................................................................25
   SECTION 11.9         ENFORCEMENT..............................................................................26
   SECTION 11.10        EXHIBITS AND SCHEDULES...................................................................26
   SECTION 11.11        ARBITRATION..............................................................................26
   SECTION 11.12        CURRENCY AND PAYMENT.....................................................................26

EXHIBITS

Exhibit C-Opinion of Counsel for Selling Parties

SCHEDULES

Schedule 3.1(a) - Inventory
Schedule 3.1(b) - Furniture and Equipment
Schedule 5.1(f) - Real Property
Schedule 5.1(g) - Accounts Receivable; Inventories
Schedule 5.1(h) - Employee Relations
Schedule 5.1(i) - Leases
Schedule 5.1(j) - Condition of Acquired Assets
Schedule 5.1(k) - Product Warranties
Schedule 7.7 - Leasing Contracts
Schedule 7.11 - Tempus Employees
Schedule 7.12 - Contract with Labor Union
Schedule 8.2(e) - Consents

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of January 25, 2003, by and among TEMPUS CORPORATION, S.A. DE C.V. ("Tempus"), MIGUEL ANGEL PACHUR SALGADO ("Pachur") and OSCAR GUADALUPE DE LEON ULLOA ("de Leon") and HI METALS, S.A. DE C.V., a Mexico corporation ("HI Metals"). Pachur and de Leon are sometimes referred to as the "Stockholders." Tempus and Stockholders are sometimes referred to as the "Selling Parties." Other capitalized terms used in this Agreement are defined or cross-referenced to the applicable definition in
Section 11.3 of this Agreement.

                                   ARTICLE 1
                          EXISTENCE AND REPRESENTATION

     SECTION 1.1 Existence of Tempus. Tempus is a Mexican corporation, constituted through Public Contract number 3,254 (three thousand two hundred and fifty four) dated December 1, 1995, granted before the faith of Licenciado (Attorney) Jose Luis Trevino Manrique Notary Public number 97 with practice in the City of Monterrey, N.L.

     SECTION 1.2 Representation of Tempus. Pachur justifies his representation of Tempus, with the public contract number _____________.

     SECTION 1.3 Existence of HI Metals. HI Metals is a Mexican corporation, constituted through Public Deed number 32804, dated December 16, 2002, granted before the faith of Licenciado (Attorney) Mr. Jose Maria Morera Gonzalez Notary Public number 102 for the Federal District with practice in the City of Monterrey, N.L.

     SECTION 1.4 Representation of HI Metals.Kenneth J. Cichocki justifies his representation of HI Metals, with the public contract number 33069 dated January 23, 2003, granted before the faith of Licenciado (Attorney) Mr. Jose Maria Morera Gonzalez Notary public number 102 with practice in the City of Monterrey, N.L.

                                   ARTICLE 2
                                CONTRACT PURPOSES

     The purpose of this Agreement is for Tempus to sell to HI Metals all the assets described in this Agreement and for HI Metals to purchase those assets for the Purchase Price (hereinafter defined) and for no other purpose.

                                   ARTICLE 3
                               PURCHASE OF ASSETS

     SECTION 3.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, Tempus shall sell to HI Metals at Closing, all of the tangible assets used or held for use by or on behalf of Tempus, in connection with its metal, glass and ceramics design, fabrication, and manufacturing and sales activities and all activities related thereto (the "Activities"), free and clear of all Liens, other than the Bancomext Liens (hereinafter defined), which shall be


ASSET PURCHASE AGREEMENT - PAGE 1
released after Closing as contemplated by Section 3.2 below, including, without limitation, the following tangible assets (collectively, the "Acquired Assets"):

         (a) Inventory. All inventory, parts, raw materials, supplies, packaging materials and other materials used or usable by Tempus, including, without limitation, those items listed on Schedule 3.1(a) hereto, (the "Inventory");

         (b) Furniture and Equipment. The furniture, equipment, ovens, molds, machines, including all related spare or replacement parts, vehicles, tools, and other items described on Schedule 3.1(b) hereto; and

         (c) Other Property. All other additional tangible assets of Tempus of every kind and description and wherever located, that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Activities as presently being conducted or as contemplated to be conducted in the future.

     SECTION 3.2 Purchase Price. Subject to the terms and conditions of this Agreement, in consideration for HI Metals' acquisition of the Acquired Assets, HI Metals shall pay to Tempus the following amounts (collectively, the "Purchase Price"): (a) at Closing (hereinafter defined), TWO MILLION AND NO/100 DOLLARS (U.S. $2,000,000.00) plus the applicable value added tax by wire transfer in immediately available funds, (b) promptly after Tempus has delivered documentation to HI Metals satisfactory to HI Metals evidencing that (i) all of the indebtedness owing from Tempus to Bancomext Nacional de Comercio Exterior ("Bancomext") has been paid in full, (ii) all Liens in favor of Bancomext that encumber or cloud title to the Acquired Assets (the "Bancomext Liens") have been terminated by Bancomext, and (iii) Bancomex has taken all action necessary for the Registry Publico del Comercio to release the Bancomext Liens from the public record, an additional TWO MILLION AND NO/100 DOLLARS (U.S. $2,000,000.00) (the "Bancomext Holdback"), plus the applicable value added tax by wire transfer in immediately available funds, and (c) the payment for all Finished Inventory pursuant to Section 3.3 below. If the Bancomext Liens have not been released in full on or before March 7, 2003, HI Metals shall be permitted to apply such portion of the Bancomext Holdback as shall be necessary or advisable to pay Bancomext in full for any loans by Bancomext to Tempus (including all principal, interest, prepayment charges and penalties and any related fees and expenses) in order for the Bancomext Liens to be released in full, and Tempus shall indemnify, release and hold HI Metals harmless from and against any liabilities or obligations incurred by HI Metals in connection with such dealings with Bancomext. On and after March 7, 2003, Bancomext is irrevocably authorized to
(i) disclose to HI Metals and its attorneys and agents all information, including confidential information, of Tempus and Pachur relating directly or indirectly to the Bancomext Liens, (ii) enter into all agreements and transactions with HI Metals in connection with the payment of indebtedness of Tempus to Bancomext to the same extent as Bancomext could with Tempus and Pachur, and (iii) take all actions requested by HI Metals relating directly or indirectly to the Bancomext Liens, all without further consent by Tempus or Pachur. In the event HI Metals is required to exercise the rights granted by Tempus under this Section 3.2 in order to obtain a release of the Bancomext Liens, HI Metals shall be entitled to retain the balance of the Bancomext Holdback until the conditions set forth in clause (b) above have been satisfied and all litigation or proceedings relating thereto have


ASSET PURCHASE AGREEMENT - PAGE 2
been concluded and are no longer subject to appeal and HI Metals has recovered from the Bancomext Holdback all of its costs, expenses and attorney's fees. All remaining sums shall be remitted by HI Metals to Tempus. No interest shall be paid to Tempus with respect to the Bancomext Holdback.

     SECTION 3.3 Inventory. Tempus and HI Metals hereby agree as follows concerning the finished, work in progress and raw materials Inventory of Tempus:

          (a) Finished Products Inventory. HI Metals shall pay Tempus at Closing for all the Finished Inventory reflected on the written inventory records of Tempus and stored in the plant facilities located at calle Lerdo de Tejada # 749, Predio El Lechugal in Santa Catarina, Nuevo Leon (the "Plant") at the Closing. No payment shall be due for any other Finished Inventory, if any. The term "Finished Inventory" shall mean all products inventory of Tempus manufactured by Tempus and completed for sale by Tempus to such a degree that no further expenditure of money or labor is required to sell such products. Tempus shall sell to HI Metals (or its designee) and HI Metals (or its designee) shall purchase, subject to Section 10.2 below, all Finished Inventory located at the Plant, according to wholesale list prices that are mutually acceptable to the parties (but not higher than the average wholesale prices of such products published by Tempus during the prior thirty (30) days), within the thirty (30) days following Closing; provided, however, that HI Metals shall not be required to purchase any Finished Inventory that it does not believe is readily saleable, of poor quality, or otherwise not acceptable to HI Metals in its sole and absolute discretion.

          (b) In Process Inventory. All Inventory, other than Finished Inventory, including, without limitation, the in process Inventory, stored in the facilities of the Plant or elsewhere at the Closing, shall be property of HI Metals, even if it is not itemized in Schedule 3.1(a) hereto.

          (c) Raw Materials. All the raw materials Inventory and packaging material stored at the facilities of the Plant or elsewhere at the Closing, , shall be property of HI Metals, even if it is not itemized in Schedule 3.1(a) hereto.

     SECTION 3.4 Liabilities. In connection with the purchase of the Acquired Assets, and subject to and upon all the terms and condition of this Agreement, HI Metals shall not assume or agree to pay, perform and discharge any liabilities or obligations of Tempus. HI Metals is not assuming, and shall have no liability for, and Tempus agrees that it will retain and be solely responsible for, the payment, performance, and discharge of all liabilities of Tempus, whether accrued, absolute, contingent or otherwise (collectively, the "Retained Liabilities").

     SECTION 3.5 Accounts Receivable. Tempus shall retain title to the Accounts Receivable (hereinafter defined) after Closing. For purposes of this Agreement, the term "Accounts Receivable" shall mean only the accounts receivable of Tempus that relate to Finished Inventory that has been shipped by Tempus on or before the Closing, provided that (a) such goods are not returned to HI Metals or rejected or objected to by the customer after Closing and (b) such Accounts Receivable are accounts receivable in accordance with Mexican GAAP. HI Metals shall not have any liability in connection with the collection of the Accounts Receivable, and Tempus shall not pursue any collection activities with respect to the Accounts Receivable against any customers of


ASSET PURCHASE AGREEMENT - PAGE 3

Tempus or HI Metals without the prior written consent of HI Metals. HI Metals shall have the sole and exclusive right, title and interest in and to all accounts receivable generated by the Activities and HI Metals after Closing. To the extent that either Tempus or HI Metals receives a payment from a customer that belongs to the other party, the receiving party shall promptly pay such money to the other party.

                                    ARTICLE 4
                                     CLOSING

     SECTION 4.1 Closing. The closing of the purchase and sale of the Acquired Assets (the "Closing") will take place on or before January 31, 2003 (the "Closing Date"), at the offices of Bell Nunnally & Martin LLP, 3232 McKinney Avenue, Suite 1400, Dallas, Texas 75204-2429, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 4.2 Transfer of Assets; Payment. At the Closing, Selling Parties shall do and take all steps reasonable and necessary to transfer, assign and convey to HI Metals all of the right, title and interest in and to the Acquired Assets free and clear of all Liens, other than the Bancomext Liens, which shall be released after Closing as contemplated by Section 3.2 above. HI Metals shall deliver the Purchase Price at the Closing to Tempus, other than the Bancomext Holdback, which shall be payable pursuant to Section 3.3(a). Tempus is required to deliver a letter from Bancomext, in form and substance satisfactory to HI Metals stating the amount of the outstanding principal and interest and that Bancomext will release the Bancomext Liens upon payment of such amounts (the "Bancomext Authorization").

     SECTION 4.3 Closing Documents. At the Closing, Selling Parties, as appropriate, shall deliver, or cause to be delivered, the following items:

          (a) Schedules and Exhibits to this Agreement that are in form and substance satisfactory to HI Metals;

          (b) Certified copies of the Tempus incorporation deeds, as well as evidence of registration of the same in the Public Registry of Commerce;

          (c) Certified copies of the public deeds through which the powers of attorney of Tempus' legal representatives to complete the transactions noted herein are evidenced;

          (d) Copies of all permits, authorizations or licenses needed to be granted by any Governmental Entities in order for the Acquired Assets to be transferred to HI Metals;

          (e) The Bancomext Authorization;

          (f) Duly notarized powers of attorney for Pachur to represent de Leon to execute this Agreement and the Ancillary Documents in Dallas, Texas, U.S.A. granted by the de Leon.


ASSET PURCHASE AGREEMENT - PAGE 4

          (g) Invoices, executed by Tempus, in form and substance satisfactory to HI Metals and its legal counsel, to convey to HI Metals good and marketable title to all of the Acquired Assets;

          (h) Leases between HI Metals and the landlords of the Santa Catarina facility (the "Santa Catarina Facility") for the lease of the Santa Catarina Facility upon terms and conditions satisfactory to HI Metals;

          (i) Such other documents, certificates of title, endorsements, assignments and instruments in form and substance satisfactory to HI Metals and its legal counsel, as shall be necessary, advisable or desirable to vest in HI Metals title to the Acquired Assets free and clear of all Liens, other than the Bancomext Liens, which shall be released after Closing as contemplated by Section 3.2 above;

          (j) An Officers' Certificate, dated the Closing Date, of the President and Secretary of Tempus, certifying to (a) the governing documents of Tempus (as certified to by an appropriate governmental authority), (b) evidence of the approval by Tempus of the execution, delivery and performance of this Agreement and the Ancillary Documents, and (c) the incumbency of the representatives of Tempus executing this Agreement and the Ancillary Documents; and

          (k) Copies of all consents, authorizations, orders or approvals of and filings or registrations with, and any permits, licenses or other authorizations required by, any third party or applicable Governmental Entity that are required for, or in connection with, the execution and delivery of this Agreement and the Ancillary Documents by the Selling Parties and the consummation by Selling Parties of the transactions contemplated herein and therein.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

     SECTION 5.1 Representations and Warranties of Selling Parties. As an inducement to HI Metals to enter into this Agreement and to consummate the transactions contemplated hereby, Selling Parties hereby jointly and severally represent and warrant to HI Metals that the following statements are true and correct as of the date of this Agreement and will be true and correct with equal force and effect as of the Closing Date.

          (a) Organization, Standing and Corporate Power of Tempus. Tempus is a Mexican corporation, constituted through Public Contract number 3,254 (three thousand two hundred and fifty four) dated December 1, 1995, granted before the faith of Licenciado (Attorney) Jose Luis Trevino Manrique Notary Public number 97 with practice in the City of Monterrey, N.L.

          (b) Authority; Noncontravention. Tempus has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and the other documents, agreements, contracts and instruments that are executed or contemplated to be executed in connection with this Agreement (the "Ancillary Documents"). The execution and delivery of this Agreement and the Ancillary Documents by Tempus and the


ASSET PURCHASE AGREEMENT - PAGE 5
consummation by Sellers of the transactions contemplated by this Agreement and the Ancillary Documents have been duly authorized by all necessary corporate action on the part of Tempus. This Agreement and the Ancillary Documents have been duly executed and delivered by Sellers and constitute the valid and binding obligations of Sellers, enforceable against Sellers in accordance with their terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, or result in the creation of any Liens upon, any of the properties or assets of Tempus under (i) the incorporation deed or bylaws of Tempus, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Tempus or its properties or assets, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Tempus or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Selling Parties in connection with the execution and delivery of this Agreement and the Ancillary Documents by Tempus or the consummation by Tempus of the transactions contemplated by this Agreement and the Ancillary Documents.

          (c) Litigation. There is no suit, action or legal proceeding pending or, to the Knowledge of Selling Parties, threatened against or affecting Tempus nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Tempus.

          (d) Brokers. No broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by Selling Parties, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Selling Parties.

          (e) Title to Properties; Liens. Tempus has good title to, or valid leasehold interests in, all of the Acquired Assets. All of the Acquired Assets are free and clear of all Liens, other than the Bancomext Liens, which shall be released no later than March 7, 2003, as contemplated by Section 3.2 above. The debt secured by the Bancomex Lien shall be no greater than U.S.$575,000.00 at Closing. Upon consummation of the transactions proposed herein, HI Metals will own the Acquired Assets free and clear of all Liens. In connection with Closing, Tempus shall provide invoices that indicate whether the Acquired Assets are imported and whether their sale relates to a first sale. The Acquired Assets constitute all of the tangible assets and properties, real and personal, that are used or useable in the conduct of the Activities as presently being conducted, or as currently contemplated to be conducted in the future. None of the Acquired Assets are required to be registered with any Mexican Public Registry. Additionally, none of the Acquired Assets are subject to any Mexican governmental program, such as Pitex or maquila, that could limit the transferability of the Acquired Assets.


ASSET PURCHASE AGREEMENT - PAGE 6

          (f) Owned and Leased Real Property.


               (i) Schedule 5.1(f) contains a list and brief description of all of the leased real property of Tempus (the "Real Property"). Tempus owns no real property. The Real Property constitutes all real properties used or occupied by Sellers in connection with the Activities.

               (ii) Except as set forth on Schedule 5.1(f), with respect to the Real Property:

                         (A) All buildings and structures located on the Real
                    Property, as well as the operation and maintenance thereof, comply in all material respects with all applicable legal requirements, including without limitation, Environmental Laws, and do not violate the rights of any third party and, except as set forth in Schedule 5.1(f), all buildings and structures are in good and operable condition, in all material respects;

                         (B) There are no contracts, agreements, instruments,
                    licenses, commitments, leases or similar document, written or oral, to which Selling Parties are a party, granting to any one or more persons the right of use or occupancy of any portion of the parcels of the Real Property;

                         (C) There are no persons (other than Tempus) in
                    possession of the Real Property; and

          (g) Accounts Receivable; Inventories.

               (i) All Accounts Receivable have arisen from bona fide arms length transactions by Tempus in the ordinary course of the Activities, Tempus has performed all of its obligations in connection with such Accounts Receivable. Schedule 5.1(g) shall contain at Closing a true and accurate aging schedule of all Accounts Receivable of Tempus as of Closing.

               (ii) The Inventories of Tempus (including raw materials, supplies and other materials) are accurately reflected on Schedule 3.1(a) hereto at Closing at the lower of cost or market in accordance with Mexican GAAP. The Inventory is free of defects, is merchantable and complies in all material respects with the Legal Requirements of all countries in which the Finished Inventory is to be sold.

          (h) Employee Relations.

               (i) Schedule 5.1(h) hereto sets forth a list of (x) all employees, commission salespersons and independent contractors of Tempus as of December 31, 2002, (y) then current annual compensation of, and a description of fringe benefits provided by Sellers to any such employees, commission salespersons and independent contractors, and (z) any increase, effective on or after December 31,


ASSET PURCHASE AGREEMENT - PAGE 7

          2002, in the rate or manner of compensation of any employees, commission salespersons or independent contractors.

               (ii) Tempus has no employment, consulting, labor union or collective bargaining agreement with any director, officer or employee, except as set forth on Schedule 5.1(h).

               (iii) Tempus is and has complied with all laws, rules and regulations which relate to hiring, termination, wages, hours, discrimination in employment, working conditions, including without limitation, laws, rules and regulations relating to equal employment opportunities, fair employment practices and occupational health and safety, and collective bargaining and are not liable for any arrears of wages or any Taxes (including penalties) for failure to so comply with any of the foregoing.

               (iv) Tempus has duly paid all taxes and contributions in connection with their actual or former employees, including those related with the Mexican Social Security Institute (IMSS), National Housing Fund (INFONAVIT) and the Retirement Administration System
          (SAR).

               (v) There is no unfair labor practice charge or complaint against Tempus pending before any Governmental Entity. There is no charge or complaint against Tempus pending, or to the Knowledge of Selling Parties, threatened under any Legal Requirement. There is no labor strike, dispute or stoppage, or any union organizing campaign or petition for certification actually pending or, to the Knowledge of Selling Parties, threatened against or involving Tempus. No labor grievance has been filed with Tempus, has arisen out of or under a collective bargaining or other labor agreement and is pending, and no claim therefor has been asserted. Tempus has not experienced any work stoppage over the past two (2) years.

          (i) Leased Personal Property. Schedule 5.1(i) contains a list of all leases under which Tempus is a lessee of or holds or operates any personal property owned by any third person, and true, complete and correct copies (or, in the case of oral leases, written descriptions) of such leases have been previously furnished to HI Metals.

          (j) Condition of Acquired Assets. Except as set forth on Schedule 5.1(j), the Acquired Assets are in good operating condition and repair, taking into account ordinary wear and tear. Selling Parties have regularly maintained such Acquired Assets in the ordinary course and none of such Acquired Assets are in need of maintenance or repair except for ordinary, routine maintenance and repairs made necessary through ordinary wear and tear. Additionally, except as set forth on Schedule 5.1(j), all of the Acquired Assets that were imported into Mexico, are freely transferable and no Taxes or Permits are due or required as a result of such transfer.

          (k) Product Warranties. Schedule 5.1(k) hereto contains the forms of express warranties and guaranties which have been used by Tempus in the Activities. Tempus has not offered any different forms of express product warranties and guaranties. No events have occurred


ASSET PURCHASE AGREEMENT - PAGE 8
or facts exist which could result in an increase to Tempus' warranty expenses. The Finished Inventory does not violate any such warranties or guaranties.

          (l) Compliance with Laws. Tempus has complied with and is in compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders or decrees or other Legal Requirement applicable to Tempus or any of its respective properties, assets, operations and activities, and there does not exist any basis for any claim or default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order or decree or other Legal Requirement.

          (m) Disclosure.

                         (A) Selling Parties have delivered or made available to
                    HI Metals complete and accurate copies of all documents listed on the schedules delivered as a part hereof and all other information requested by HI Metals pursuant hereto. No representation or warranty of Sellers contained in this Agreement or any statement in the Schedules hereto contains any untrue statement. No representation or warranty of Sellers contained in this Agreement or statement in the Schedules hereto omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                         (B) There is no fact known to Sellers which has
                    specific application to the Activities and which could have a Material Adverse Effect on the Activities but which has not been set forth in this Agreement or the Schedules hereto.

                         (C) The disclosures in the Schedules hereto shall
                    relate only to the representations and warranties in the Section of this Agreement to which they expressly relate and to no other representation or warranty in this Agreement.

                         (D) In the event of any inconsistency between the
                    statements in the body of this Agreement and those in the Schedules hereto (other than an exception expressly set forth as such in the Schedules in relation to a specifically identified representation or warranty), those in this Agreement shall control.

     SECTION 5.2 Representations and Warranties of Stockholders. As an inducement to HI Metals to enter into this Agreement and to consummate the transactions contemplated hereby, Stockholders hereby, jointly and severally, represent and warrant to HI Metals that the following statements are true and correct as of the date of this Agreement and will be true and correct with equal force and effect as of the Closing Date:

          (a) This Agreement has been duly executed and delivered by Stockholders and is the legal, valid and binding obligation of each Stockholder enforceable against each Stockholder in accordance with its terms.


ASSET PURCHASE AGREEMENT - PAGE 9

          (b) Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby or compliance with or fulfillment of the terms, conditions and provisions hereof or thereof, by Stockholders, will:

               (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, (1) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Stockholders are a party or are bound, or (2) any court order to which Stockholders are a party or to which any of the assets or properties of Stockholders are subject or by which Stockholders are bound; or

               (ii) require the approval, consent, authorization or act of, or making by any Stockholder of any declaration, filing or registration with, any person or entity.

          (c) Stockholders have a participation of 100% in the capital stock of Tempus as evidenced in the copy of the latest entry of Tempus' Stockholders Registry Books to be delivered at Closing and shall continue to hold such participation until Closing.

          (d) Pachur has full authority and power to execute this Agreement and the Ancillary Documents in Dallas, Texas, U.S.A on behalf of de Leon, through a power of attorney that complies with all applicable Legal Requirements.

     SECTION 5.3 Representations and Warranties of HI Metals. HI Metals hereby represents and warrants to Selling Parties that the following statements are true and correct as of the date of this Agreement and will be true and correct with equal force and effect as of the Closing Date:

          (a) Organization, Standing and Corporation Power of HI Metals. HI Metals is a corporation duly organized, validly existing and in good standing under the laws of Mexico and has the requisite corporate power and authority to carry on its activities as now being conducted.

          (b) Authority; Noncontravention. HI Metals has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of HI Metals. This Agreement has been duly executed and delivered by HI Metals and constitutes a valid and binding obligation of HI Metals, enforceable against HI Metals in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of the incorporation deed or bylaws of HI Metals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to HI Metals in connection with the execution


ASSET PURCHASE AGREEMENT - PAGE 10
and delivery of this Agreement or the consummation by HI Metals, of any of the transactions contemplated by this Agreement.

          (c) Brokers. Except for MHT Partners, no broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by HI Metals, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HI Metals.

                                   ARTICLE 6
                   COVENANTS RELATING TO CONDUCT OF ACTIVITIES

     SECTION 6.1 Conduct of Activities by Selling Parties. During the period from the date of this Agreement to the Closing Date, Selling Parties shall carry on the Activities in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact Tempus' current organization, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having dealings with them to the end that their goodwill, ongoing activities and the Acquired Assets shall be unimpaired at the Closing Date. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date, without the prior written consent of HI Metals, Tempus shall not:

          (a) sell any Acquired Assets, other than Finished Inventory, in the ordinary course of activities;

          (b) mortgage, pledge or otherwise encumber any of the Acquired Assets;

          (c) enter into any employment, independent contractor agreement or arrangement relating to any of the Acquired Assets other than in the ordinary course of the Activities consistent with past practice;

          (d) ship or manufacture Finished Inventory or send invoices for shipped Finished Inventory on an accelerated basis or expedited schedule; or

          (e) enter into any agreement to do any of the things described in clauses (a) through (d) above.

     SECTION 6.2 Other Actions. Selling Parties and HI Metals shall not take any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue, or (ii) any of the conditions to the Closing set forth in Article 8 not being satisfied.


ASSET PURCHASE AGREEMENT - PAGE 11

                                   ARTICLE 7
                              ADDITIONAL AGREEMENTS

     SECTION 7.1 Access to Information; Confidentiality. Selling Parties shall afford to HI Metals, its financial advisors, attorneys and agents reasonable access, during normal hours during the period prior to the Closing Date, to Tempus' properties, books, contracts, licenses, commitments, personnel and operating and other records and, during such period, the Selling Parties shall furnish promptly to HI Metals all information concerning the activities, properties and personnel of the Activities as HI Metals may reasonably request. Each party shall treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third person (other than to the respective counsel, accountants, financial advisors, engineers, or the lenders of any party). Prior to the Closing, HI Metals shall not use any confidential information in any manner whatsoever except solely for the purpose of fully understanding the Activities and sale and purchase of the Acquired Assets, or the negotiation or enforcement of this Agreement or any agreement contemplated hereby. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information that (i) is or becomes lawfully available to such party from a source other than the furnishing party, provided that such confidential information is not known by the receiving party to be subject to another confidentially agreement with or other obligation of secrecy to the furnishing party, (ii) is or becomes generally available to the public other than as a result of disclosure by such receiving party or its agents, or (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, and after notice to the furnishing party.

     SECTION 7.2  Reasonable Efforts; Notification.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Closing, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments


ASSET PURCHASE AGREEMENT - PAGE 12
     necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

          (b) Selling Parties shall give prompt notice to HI Metals, and HI Metals shall give prompt notice to Selling Parties, of (i) any representation or warranty made by such party contained in this Agreement that has become untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that such notification shall not, in and of itself, excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 7.3  Fees and Expenses; Taxes.

          (a) Except as set forth in Subsection 7.3(b):

               (i) if the Closing and purchase of the Acquired Assets are consummated, all fees and expenses (other than duties, taxes, recordation fees and notary public fees, which shall be split by the parties) incurred by HI Metals in connection with the Closing, this Agreement and the transactions contemplated by this Agreement (the "Expenses") shall be paid by HI Metals and all Expenses incurred by Selling Parties shall be paid by Stockholders, and

               (ii) if the Closing and purchases of the Acquired Assets are not consummated, all Expenses shall be paid by the party incurring such expenses.

          (b) In the case of a breach of this Agreement by any party, all reasonable fees and expenses incurred by the prevailing, nonbreaching party or parties in connection with such breach, shall be paid by the party breaching this Agreement.

          (c) Selling Parties shall be responsible for the payment, if any, of any and all importation taxes, value added taxes, and other related expenses to the Mexican customs and tax authorities necessary to modify the import regime on the Acquired Assets from temporary to definitive. Selling Parties shall hold in trust and remit on a timely basis to the Governmental Entities entitled thereto, all value added tax paid by HI Metals under
     Section 3.2.

     SECTION 7.4 Public Announcements. HI Metals and Selling Parties will consult with each other before issuing, and will provide to each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any press release or make any public statement prior to such consultation and prior to the Closing Date, except as may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance.


ASSET PURCHASE AGREEMENT - PAGE 13

     SECTION 7.5 No Solicitation. The Selling Parties covenant and agree that they will not and will not permit any of their affiliates, agents or representatives (including, without limitation, investment bankers, attorneys and accountants) to, directly or indirectly (a) solicit, initiate or encourage submission of proposals or offers by, or (b) furnish any information with respect to or otherwise cooperate in any way with, or participate in any discussions or negotiations with, any Person with respect to any proposal regarding the acquisition or purchase of all or a material portion of the Acquired Assets, or any equity interest in Tempus or any combination with Tempus. Sellers shall promptly notify HI Metals in writing of any inquiry or proposal that is received concerning any of the foregoing transactions.

     SECTION 7.6 Information for Tax Returns. The Selling Parties shall cooperate with HI Metals after the Closing by providing HI Metals, promptly upon request, such records and other information regarding the Acquired Assets and/or Tempus as may reasonably be requested from time to time by HI Metals in connection with the preparation or audit of its federal, state and local income and other Tax returns, and audits, disputes, refund claims or litigation relating thereto. In such connection, the Selling Parties will afford HI Metals' representatives including independent tax advisers and others access to books and records or relating to the Acquired Assets.

     SECTION 7.7 Leasing Contract. Tempus shall cause the landlords under the leases of the real property on which the Plant is located, and all related real estate used by Tempus, to enter into leases with HI Metals, in form and substance satisfactory to HI Metals, effective as of the Closing. Tempus does not have any other contracts, licenses, commitments, leasings or similar documents, whether written or oral, pursuant to which it has the right of usage or occupancy of any portion of the property on which the Plant is located, except as described in Schedule 7.7. There are no Persons different than Tempus in possession of the property on which the Plant is located.

     SECTION 7.8 Telephones. Tempus shall transfer and assign and irrevocably authorizes HI Metals to obtain from the applicable telephone company, the following telephone lines, which are all the lines currently working in Tempus' name in connection with the Activities:

          (a) (81) 83-36-36-13

          (b) (81) 83-36-33-58

          (c) (81) 83-36-81-15

          (d) (81) 83-36-81-16

          (e) (81) 83-36-81-18

          (f) (81) 83-36-88-08

     By virtue of the above, Tempus shall perform within ten (10) working days following Closing, the necessary procedures before the various telephone companies in order to transfer and assign such telephone numbers to HI Metals and direct such telephone companies to begin invoicing their services to HI Metals.


ASSET PURCHASE AGREEMENT - PAGE 14

     SECTION 7.9 Radio Frequencies. Tempus shall transfer and assign and irrevocably authorizes HI Metals to obtain from the applicable radio company, the radio frequencies currently working in the name of Tempus in connection with the Plant. By virtue of the above, Tempus shall perform within ten (10) working days following Closing, the necessary procedures before the radio company in order to transfer and assign such radio frequencies to HI Metals and direct such radio company to begin invoicing its services to HI Metals.

     SECTION 7.10 Insurance Coverages and Warranties. Tempus shall transfer and assign to HI Metals the insurance policies (contract) and warranties it has over the existing machinery and plant, and Tempus shall notify the insurance companies about the sale by Tempus of the Acquired Assets in order to transfer and assign insurance policies to HI Metals and direct such insurance companies to begin invoicing the appropriate premiums payment to HI Metals if such policies are kept in force by HI Metals. Tempus shall cause the insurance policies to remain in effect at all times until their transfer to HI Metals is completed and shall also provide that HI Metals will be the sole beneficiary of such policies on and after the date of Closing. Tempus shall be the only party liable in case it does not comply with this provision and any unforeseen event damages or destroys the Acquired Assets.

     SECTION 7.11 Employees. As a condition to HI Metals' agreement to purchase the Acquired Assets, in order for the machinery, equipment and other Acquired Assets to continue operating efficiently, Tempus agrees to communicate to all the workers of Tempus that HI Services de Mexico, S.A. de C.V. ("HI Services") has offered to hire all employees of Tempus following the Closing. Tempus shall terminate the employment of the workers not wishing to be employed by HI Services and pay all severance payments, fees, Taxes and other charges in connection therewith. For those workers who agree to be employed by HI Services, HI Services shall, within thirty (30) days following Closing, enter into an individual labor contract with each such employee, in form and substance satisfactory to HI Services, recognizing their seniority rights, according to the period of time worked at Tempus. . HI Services shall take action required by applicable law in connection with becoming the substitute employer of employees of Tempus who desire to work for HI Services. Schedule 7.11 is a complete and accurate list of all Tempus employees as of Closing, including a description of the current positions and salary benefits, their commissions and any increase in compensation to which Tempus has agreed to be effective after that date. Tempus does not have a contract with any employees, consultancy firms, directors or officers of Tempus not included in Schedule 7.11. Tempus has complied with all the laws and regulations related to hiring, termination, wages, hours, employee discrimination, working conditions, equal opportunity conditions, fair employment practices, occupational health and safety and it is not responsible for any delay in wages or any other employer obligation. There have not been any unfair working practices at Tempus. There do not exist any pending demands from workers of Tempus before any government entity. There are no labor strikes or stoppages, or any union organizing campaign against Tempus and to the Knowledge of Selling Parties, there are not any threatened claims, demands, actions or proceedings with respect to the foregoing. Tempus has never experienced any labor stoppage or any strike. From and after the date hereof through the Closing Date or earlier termination of this Agreement, HI Services has the right to enter into negotiations with any or all of the employees and independent contractors of Tempus for their continued employment with HI Metals from and after the Closing Date at compensation levels as HI Services and such employees or contractors shall


ASSET PURCHASE AGREEMENT - PAGE 15
agree. Nothing in this Agreement shall be construed to require HI Services, or any of its Affiliates, to hire or continue in effect any employee benefit plan or arrangement of Tempus. HI Services shall have no liability whatsoever with respect to any matter relating to the employment, contracting or termination of such persons by Tempus prior to the Closing Date and the Selling Parties shall defend and hold HI Services harmless from any labor controversy or claim brought against HI Metals or HI Services by former employees of Tempus relating to events that occurred prior to the Closing Date.

     SECTION 7.12 Labor Unions. Tempus has established a Work Contact with "Sindicato Industrial de Trabajadores de Nuevo Leon (Industral Labor Union of Nuevo Leon State Workers) incorporated to "Federacion Nacional de Sindicators Independientes" (National Federation of Independent Labor Unions), having an excellent relationship with its leaders until the date of this Agreement, and it has never had any problem or intent of stoppage or strike. The contract with the labor union mentioned in this Section 7.12 is attached as Schedule 7.12. Pachur shall participate in the necessary meetings (in consultation with HI Metals and HI Services) with "Sindicato Industrial de Trabajadores de Nuevo Leon (Industrial Labor Union of Nuevo Leon State Workers) incorporated to Federacion Nacional de Sindicators Independientes" (National Federation of Independent Labor Unions), entity which have good relationships with it in order to change the existing work contract before Tempus and the mentioned Labor Union

                                   ARTICLE 8
                              CONDITIONS PRECEDENT

     SECTION 8.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligations of each party to effect the Closing are subject to the satisfaction, or waiver on or prior to the Closing Date of the following conditions:

          (a) Authorizations, Consents, and Approvals. Any authorizations, consents, approvals, orders or waivers required to be obtained, and all filings, notices or declarations required to be made with any Federal, foreign, state or local governmental regulatory agency, shall have been obtained or made.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Closing shall be in effect; provided, however, that each of the parties shall have used such party's reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

     SECTION 8.2 Conditions to Obligations of HI Metals. The obligations of HI Metals to effect the Closing and to purchase the Acquired Assets pursuant to this Agreement shall, at the option of HI Metals, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Selling Parties, set forth in this Agreement, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, shall be true and correct, and HI


ASSET PURCHASE AGREEMENT - PAGE 16

Metals shall have received a certificate to such effect, signed on behalf of Tempus by an authorized officer of Tempus with respect to representations and warranties of Tempus, and signed by the Stockholders with respect to representations and warranties of the Stockholders.

          (b) Performance of Obligations of Selling Parties. Selling Parties shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and HI Metals shall have received a certificate to such effect signed on behalf of Tempus by an authorized officer of Tempus, as well as a certificate to such effect signed by the Stockholders with respect to obligations of the Stockholders.

          (c) No Suit or Judgment. There shall be no suit or proceeding instituted to prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby, and there shall be no judgment, order or decree by any court with proper jurisdiction prohibiting consummation of such transactions.

          (d) Opinion of Counsel. HI Metals shall have received written opinions, dated as of the Closing Date, from counsel for Selling Parties substantially in the form of Exhibit "D" hereto.

          (e) Consents. Selling Parties shall have received consents to the transactions contemplated hereby from the parties to contracts and debt instruments listed in Schedule 8.2(e).

          (f) Tempus Records. HI Metals shall have received from Tempus certificates of the Secretary of Tempus, dated the Closing Date, in form and substance satisfactory to HI Metals, as to (y) the resolutions of Stockholders, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (z) incumbency and signatures of the officers of Tempus executing the Agreement and any related documents.

          (g) Material Adverse Change. From and after the date of this Agreement, there shall not have been any Material Adverse Change to any of the operations, financial condition, revenues or properties of Tempus.

          (h) Board and Lender Authorizations. HI Metals shall have received approval of the sale and purchase of the Acquired Assets by the Board of Directors of HI Metals, as well as any authorizations, consents or waivers required to be obtained by HI Metals from their lenders in order for HI Metals to enter into the transactions made the subject of this Agreement.

          (i) Delivery of Notarial Instruments and Invoices. Subject to the terms of this Agreement, Selling Parties shall have delivered, at their sole cost and expense, and shall have caused such instruments of transfer or conveyance, and of assignment, as are reasonably requested by HI Metals to vest in HI Metals good and marketable title to the Acquired Assets, including, without limitation, a notarial instrument, executed by a properly empowered notary public and Tempus, evidencing the transfer of the Real Property and invoices, executed by Selling Parties, evidencing the transfer of the Acquired Assets other than the Real Property.


ASSET PURCHASE AGREEMENT - PAGE 17

     SECTION 8.3 Conditions to Obligations of Selling Parties. The obligations of Selling Parties to effect the Closing and to transfer and convey the Acquired Assets pursuant to this Agreement shall, at the option of Selling Parties, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) Representations and Warranties. The representations and warranties of HI Metals set forth in this Agreement, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, shall be true and correct, and Selling Parties, shall have received a certificate to such effect signed on behalf of HI Metals by an authorized officer of HI Metals.

          (b) Performance of Obligations of HI Metals. HI Metals shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Selling Parties shall have received a certificate to such effect, signed on behalf of HI Metals by an authorized officer of HI Metals.

          (c) No Suit or Judgment. There shall be no suit or proceeding instituted to prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby, and there shall be no judgment, order or decree by any court with proper jurisdiction prohibiting consummation of such transactions.

     SECTION 8.4 Frustration of Closing Conditions. HI Metals and Selling Parties may not rely on the failure of any condition set forth on this Article 8 to be satisfied, if such failure was caused by such party's failure to act in good faith or to use its reasonable efforts to cause the Closing to occur.

                                   ARTICLE 9
                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date without liability:

          (a) by the unanimous written consent of HI Metals and Selling Parties;

          (b) by HI Metals or Selling Parties if the Closing shall not have occurred on or before March 31, 2003, unless the failure to effect the Closing is the result of a material breach of this Agreement by the party seeking to terminate;

          (c) by HI Metals or Selling Parties:

               (i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Closing and such order, decree, ruling or other action shall have become final and nonappealable as long as the party seeking to terminate is not liable for the issuance of such order, decree, ruling or action; and


ASSET PURCHASE AGREEMENT - PAGE 18

               (ii) in the event of any breach by HI Metals, on the one hand, or by Selling Parties, on the other hand, of its or his respective agreements, representations or warranties contained herein and the failure of such party to cure such breach within ten (10) days after receipt of notice from any other party requesting such breach to be cured.

     SECTION 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of this Section 9.2 and Article 9. In the event that HI Metals or Selling Parties shall terminate this Agreement pursuant to
Section 9.1(b) or (c) hereof, the rights of the parties, as the case may be, to pursue any and all rights they may have at law or equity or hereunder shall survive unimpaired.

     SECTION 9.3 Amendment. This Agreement may be amended by the parties at any time prior to the Closing Date by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 9.4 Extension: Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 10
                                 INDEMNIFICATION

     SECTION 10.1 Indemnification.

          (a) By the Selling Parties. Subject to the limitations set forth in
Section 10.1(e), from and after the Closing Date, the Selling Parties, shall, jointly and severally, (i) indemnify and hold harmless the HI Metals and its Affiliates and their officers, directors, employees, affiliates, successors and assigns and attorneys from and against any and all losses which it or such persons may suffer or incur, resulting from, related to or arising out of (a) any misrepresentation or breach of warranty of the Selling Parties contained in or made pursuant to this Agreement; (b) any breach by the Selling Parties of any of their agreements or obligations contained in or made pursuant to this Agreement; (c) any liability or obligation arising out of the Activities as conducted prior to the Closing; (d) any losses or costs of defending against any claims which may be made against HI Metals and its Affiliates by any Person claiming violations by any Selling Party of any local, state, or federal law relating to the employment relationship, including, but not limited to, wages, hours, concerted activity, nondiscrimination, occupational health and safety and the payment and withholding of Taxes, where such claims arise out of circumstances occurring prior to the Closing Date; or (e) any actual or threatened violation of or non-compliance with, or remedial obligation arising under, any Environmental Laws arising from any event, condition, circumstance, activity, practice, incident, action


ASSET PURCHASE AGREEMENT - PAGE 19
or plan existing or occurring prior to the Closing relating in any way to the Acquired Assets, the Plant or Tempus; and (ii) reimburse HI Metals and each of its respective officers, directors, employees and attorneys for any and all reasonable fees, costs and expenses related thereto (including without limitation, reasonable legal expenses) ((i) and (ii), collectively, "HI Metals' Indemnifiable Losses").

          (b) By HI Metals. From and after the Closing Date, HI Metals shall (i) indemnify and hold harmless the Selling Parties and their respective officers, directors, employees, affiliates, successors and assigns, from and against any and all losses, which any of them may suffer or incur, resulting from, related to or arising out of (a) any misrepresentation or breach of warranty of HI Metals which is contained in or made pursuant to this Agreement; (b) any breach by HI Metals of any of its agreements or obligations contained in or made pursuant to this Agreement; and (c) any and all claims or litigation arising out of any of the foregoing; and (ii) reimburse each Stockholder and his or her heirs, personal representatives, administrators, trustees, agents or employees, and Sellers and their officers, directors, employees and attorneys for any and all reasonable fees, costs and expenses related thereto (including, without limitation, reasonable legal expenses) ((i) and (ii), collectively, "Selling Parties' Indemnifiable Losses").

          (c) Direct Liability. In the event that the person or entity seeking indemnification under this Article 10 (the "Indemnified Party") shall become aware of an event which will give rise to or result in an Indemnifiable Loss, he, she or it shall, within thirty (30) days thereafter, give written notice to the party from whom indemnification under this Article 10 is sought (the "Indemnifying Party") of the amount of the Indemnifiable Loss, together with sufficient information to enable the Indemnifying Party to determine the accuracy and nature of the claimed Indemnifiable Loss (the "Indemnity Notice"). The failure of the Indemnified Party to give the Indemnifying Party an Indemnity Notice shall not release the Indemnifying Party from liability under this
Article 10; provided, however, that the Indemnifying Party shall not be liable for losses which would not have been incurred but for the delay in the delivery of, or the failure to deliver, the Indemnity Notice. Within thirty (30) days after the receipt by the Indemnifying Party of the Indemnity Notice, the Indemnifying Party shall either (i) pay to the Indemnified Party an amount equal to the Indemnifiable Loss, or (ii) object to such claim, in which case the Indemnifying Party shall give written notice to the Indemnified Party of such objection together with the reasons therefor, it being understood that the failure of the Indemnifying Party to so object shall preclude the Indemnifying Party from asserting any claim, defense or counterclaim relating to the Indemnifying Party's failure to pay any Indemnifiable Loss.

          (d) Third Party Claim. In the event the facts giving rise to the claim for indemnification under this Article 10 shall involve any action or threatened claim or demand by any third party against the Indemnified Party (a "Third Party Claim"), within the earlier of, as applicable, ten (10) days after receiving notice of the filing of a lawsuit or thirty (30) days after receiving notice of the existence of a claim, demand, suit or proceeding (each a "Claim") giving rise to the claim for indemnification, the Indemnified Party shall send written notice of such Claim to the Indemnifying Party (the "Claim Notice"). The failure of the Indemnified Party to give the Indemnifying Party the Claim Notice shall not release the Indemnifying Party from liability under this Article 10; provided, however, that the Indemnifying Party shall not be liable for losses incurred by the Indemnified Party which would not have been incurred but for the delay in the delivery of, or the failure to deliver, the


ASSET PURCHASE AGREEMENT - PAGE 20

Claim Notice. Except as set forth below, the Indemnifying Party shall be entitled to defend such Claim in the name of the Indemnified Party at his or its own expense and through counsel of his or its own choosing. The Indemnifying Party shall give the Indemnified Party notice in writing within ten (10) days after receiving the Claim Notice from the Indemnified Party in the event the Claim is one involving an instituted suit or proceeding, or otherwise within thirty (30) days, of his or its intent to do so. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Indemnified Party may elect, by notice in writing to the Indemnifying Party, to continue to participate through his or its own counsel, at his or its expense, but the Indemnifying Party shall have the right to control the defense of the Claim with counsel reasonably acceptable to the Indemnified Party. In the event that the Indemnifying Party is controlling the defense of the Claim and shall have negotiated a settlement thereof, which proposed settlement is final and unconditional as to the parties thereto and contains an unconditional release of the Indemnified Party, without the Indemnified Party being liable for damages of any kind or nature or being otherwise required to pay any amount of money to any third party and does not include the imposition of any restrictions on the part of the Indemnified Party or require that the Indemnified Party make an admission of guilt or liability or deliver a confession of judgment, or any other non-financial obligation which, in the reasonable judgment of the Indemnified Party, renders such settlement unacceptable, the Indemnified Party shall consent to such settlement.

          (e) Limitation of Indemnity. Anything herein to the contrary notwithstanding, neither party shall be entitled to make a claim for indemnity with respect to a misrepresentation or breach of warranty after the statute of limitation period for such claim has expired.

     SECTION 10.2 Right to Set-Off. To secure the indemnification provided for in Section 10.1(a) hereof, and to compensate HI Metals for any claim having as its basis the indemnification provided for in Section 8.1(a) hereof, HI Metals shall have a right of set-off from any sum due by HI Metals or its Affiliates to any of the Selling Parties or their Affiliates, including sums due under this Agreement, and the other documents, agreements, contracts and instruments executed in connection with the transactions contemplated hereby or contemplated by this Agreement.

                                   ARTICLE 11
                               GENERAL PROVISIONS

     SECTION 11.1 Survival of Representations, Warranties and Covenants. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date.


ASSET PURCHASE AGREEMENT - PAGE 21

     SECTION 11.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally when received if or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to HI Metals, to:


              HI Metals, S.A. de C.V.
              c/o Home Interiors & Gifts, Inc.
              1649 Frankford Road West
              Carrollton, Texas 75007
              Attn:  Michael D. Lohner

              with a mandatory copy to:

              William E. Swart, Esq.
              Bell Nunnally & Martin LLP
              3232 McKinney Avenue, Suite 1400
              Dallas, Texas 75204-2429


          (b) if to Selling Parties or the Stockholders to:


              Tempus Corporation, S.A. de C.V.
              Rio Moctezuma numero 110 interior 8
              Colonia del Valle
              San Pedro Garza Garcia, N.L.
              C.P. 66220
              Attn: Miguel Angel Pachur Salgado

              and

              Miguel Angel Pachur Salgado
              c/o Tempus Corporation, S.A, de C.V.
              Rio Moctezuma numero 110 interior 8
              Colonia del Valle
              San Pedro Garza Garcia, N.L.
              C.P. 66220


ASSET PURCHASE AGREEMENT - PAGE 22
              and

              Oscar Guadalupe de Leon Ulloa
              c/o Tempus Corporation, S.A, de C.V.
              Rio Moctezuma numero 110 interior 8
              Colonia del Valle
              San Pedro Garza Garcia, N.L.
              C.P. 66220

              with a mandatory copy to:

              C.P. Raul Martinez Gandara
              Rio Moctezuma numero 110 interior 8
              Colonia del Valle
              San Pedro Garza Garcia, N.L.
              C.P. 66220

              and

              Lic. Carlos Arias Lozano
              Nicolas Bravo numero 7171 Sur
              Colonia Maria Luisa
              Monterrey, N.L.
              C.P. 64040

     SECTION 11.3 Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

         "Acquired Assets": As defined in Section 3.1 hereof.

         "Activities": As defined in Section 3.1 hereof.

         "Affiliate": Any corporation, partnership, limited liability company or other entity of which 25% of the equity or voting power is controlled directly or indirectly by Home Interiors & Gifts, Inc., a Texas corporation ("HIG"), or another Affiliate of HIG, or which owns 51% or more of the equity of voting power of HIG (the "HIG Parent"), or which is an Affiliate of the HIG Parent.

         "Bankomext Authorization": As defined in Section 4.2 hereof.

         "Bankomext Liens": As defined in Section 3.2 hereof.

         "Claim": As defined in Section 10.1(d) hereof.

         "Claim Notice": As defined in Section 10.1(d) hereof.

         "Closing":  As defined in Section 4.1 hereof.

         "Closing Date":  As defined in Section 4.1 hereof.

         "Environmental Laws" means, as of the Closing Date, any applicable treaties, laws, regulations, enforceable requirements, order, decrees or judgments issued, promulgated or entered into by any Governmental Entity, which relate to (x) pollution or protection of the



ASSET PURCHASE AGREEMENT - PAGE 23
         environment or (y) Hazardous Materials generation, storage, use, handling, disposal or transportation and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

         "Expenses": As defined in Section 7.3(a) hereof.

         "Finished Inventory": As defined in Section 3.3(a) hereof.

         "GAAP": means those generally accepted accounting principles and practices, applied on a consistent basis, which are recognized as such by the applicable financial accounting standards boards of the U.S. or Mexico and/or their respective successors and which are applicable in the circumstances as of the date in question.

         "Governmental Entity": Any court or any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality.

         "Hazardous Materials" means all explosive or regulated radioactive materials or substances, hazardous or toxic substances, wastes or chemicals, petroleum or petroleum distillates, asbestos or asbestos containing materials and all other materials or chemicals regulated pursuant to any Environmental Law.

         "HI Metals' Indemnifiable Losses": As defined in Section 10.1(a) hereof.

         "Indemnified Party": As defined in Section 10.1(c) hereof.

         "Indemnifying Party": As defined in Section 10.1(c) hereof.

         "Indemnity Notice": As defined in Section 10.1(c) hereof.

         "Knowledge of Selling Parties" means, with respect to the Stockholders, the current actual knowledge of a person, and with respect to Tempus, current actual knowledge obtained (through the exercise of due diligence) of any of its officers.

         "Legal Requirement": means any federal, state, local, municipal, foreign, international, multi-national, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty as in effect on the date in question.

         "Liens": All mortgages, deeds of trust, claims, liens, security interests, pledges, leases, conditional sale contracts, rights of first refusal, options, charges, liabilities, obligations, agreements, easements, rights-of-way, powers of attorney, limitations, reservations, restrictions and other encumbrances of any kind.

         "Material Adverse Change" or "Material Adverse Effect": Any change (individually or in the aggregate) that has a material adverse effect on the activities, results of operations or financial condition of Selling Parties that is likely to result in a cost, expense, charge or liability equal to or greater than U.S. $10,000.00

         "Order": Any judgment, writ, decree, injunction, order, stipulation, compliance agreement or settlement agreement issued or imposed by, entered into with, a Governmental Entity, whether or not having the force of law.

         "Permits": All permits, authorizations, certificates, approvals, registrations, variances, exemptions, rights-of-way, franchises, privileges, immunities, grants, ordinances, licenses and other rights of every kind and character (a) under any (1) federal, state, local or foreign statute, ordinance or regulation, (2) Order or (3) contract with any Governmental Entity or (b) granted by any Governmental Entity.

         "Person": An individual, partnership, joint venture, corporation, company, limited liability company, bank, trust, unincorporated organization, Governmental Entity or group.

         "Purchase Price": As defined in Section 3.2 hereof.


ASSET PURCHASE AGREEMENT - PAGE 24

         "Plant": As defined in Section 3.3(a) hereof.

         "Real Property": As defined in Section 5.1(f) hereof.

         "Taxes": Any federal, state, local or foreign income, sales, excise, real or personal property franchise, capital stock, gross receipts, license, payroll, employment, unemployment, social security, stamp, occupation, intangible, estimated tax or other taxes, assessments, fees, levies, imposts, duties, deductions or other charges of any nature whatsoever (including, without limitation, interest and penalties) imposed by any law, rule or regulation.

         "Third Party Claim": As defined in Section 10.1(d) hereof.

         SECTION 11.4 Interpretation; Governing Language. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is in the English language only, and all communications between the parties relative to this Agreement shall be conducted in the English language only. Any version of this Agreement in the Spanish language, whether or not executed by the parties, is and shall be prepared solely for the benefit of Sellers and Stockholders and shall be considered a non-binding translation of the Agreement.

         SECTION 11.5 Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile signatures shall be effective. SECTION 11.6......Entire Agreement: No Third
Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior representations, agreements or understandings among the parties with respect to the subject matter of this Agreement both written and oral. This Agreement is not intended to confer upon any person other than the parties any rights or remedies hereunder.

         SECTION 11.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof; provided, however, that to the extent the law of Mexico expressly provides for application of the law of Mexico to real property and personal property situated within Mexico, the law of Mexico shall apply to that limited extent. Each of the parties hereby agrees that the laws of the State of Texas bear a reasonable relationship to the transaction. Buyer is a subsidiary of DWC GP, Inc., a Texas corporation.

         SECTION 11.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by Selling Parties without the prior written consent of the other. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.



ASSET PURCHASE AGREEMENT - PAGE 25

         SECTION 11.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Texas, County of Dallas, or in any Texas State court located in the County of Dallas, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit himself, herself or itself to the personal jurisdiction of any Federal court located in the State of Texas, County of Dallas, or any Texas State court located in the County of Dallas, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that he, she or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that he, she or it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Texas, County of Dallas, or a Texas State court located in the County of Dallas.

         SECTION 11.10 Exhibits and Schedules. Any matter set forth on any Schedule shall be deemed set forth on all other Schedules to the extent relevant. Except when the context requires otherwise, any reference in this Agreement to any Article, Section, clause, Schedule or Exhibit shall be to the Articles, Sections and clauses of, and Schedules and Exhibits to, this Agreement. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an exhibit or Schedule to, this Agreement unless otherwise indicated.

         SECTION 11.11 Arbitration. The parties agree that except as otherwise set forth in this Agreement, any disputes arising out of or in connection with this Agreement shall be finally settled by arbitration under the then current rules of arbitration of the United Nations Commission for International Trade Law ("UNCITRAL"). There shall be three arbitrators. Each of HI Metals and Selling Parties shall select one arbitrator at will, and the third arbitrator shall be selected by the two arbitrators previously chosen by HI Metals and Selling Parties. The arbitration shall take place in Dallas, Texas and shall be conducted in English. The decision of the arbitrators shall be final and shall be enforceable in any court of competent jurisdiction. The non-prevailing party in arbitration will pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including reasonable attorneys' fees and witness fees and costs, incurred by the other party to the arbitration. Each party hereby irrevocable consents to the jurisdiction of the UNCITRAL solely for the purposes of arbitration described in this Section 9.11.

         SECTION 11.12 Currency and Payment. All amounts payable hereunder shall be calculated and payable in United States dollars.



ASSET PURCHASE AGREEMENT - PAGE 26

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                         TEMPUS:

                                         TEMPUS CORPORATION, S.A. DE C.V.,
                                         a Mexico corporation




                                         By: /s/ MIGUEL ANGEL PACHUR SALGADO
                                            -----------------------------------
                                         Name: Miguel Angel Pachur Salgado
                                              ---------------------------------
                                         Title: Legal Representative
                                               --------------------------------



                                         STOCKHOLDERS:


                                         /s/ MIGUEL ANGEL PACHUR SALGADO
                                         --------------------------------------
                                         Miguel Angel Pachur Salgado


                                         /s/ MIGUEL ANGEL PACHUR SALGADO
                                         --------------------------------------
                                         Oscar Guadalupe de Leon Ulloa


                                         HI METALS:

                                         HI METALS, S.A. DE C.V.,
                                         a Mexican corporation




                                         By: /s/ KENNETH CICHOCKI
                                            -----------------------------------
                                         Name: Kenneth Cichocki
                                              ---------------------------------
                                         Title: Senior Vice President of
                                                Finance and Chief Financial
                                                Officer
                                               --------------------------------



ASSET PURCHASE AGREEMENT - PAGE 27

                                                                     EXHIBIT "C"


     [HERNANDEZ, MAYORQUIN, RODRIGUEZ Y CASTILLO, S.C. ABOGADOS LETTERHEAD]

                                             Guadalajara, Jal., February 7, 2003

HI Ceramics
1649 Frankford Road West
Carrollton, Texas 75007
Attn: Michael D. Lohner


     Re: Ceramica y Vidrio de Nuevo Leon, S.A. de CV.

Ladies and Gentlemen:

     We have acted as counsel for Ceramica y Vidrio de Nuevo Leon, S.A. de C.V. ("Ceramica") in connection with that certain Asset Purchase Agreement (together with all schedules and exhibits thereto, the "Agreement") dated as of January 24, 2003, among Ceramica, Maquiladora Produr, S.A. de C.V. ("Produr"), Industrias Tromex Corporation, S.A. de C.V. ("Tromex", Produr and Tromex, collectively, the "Original Owners"), and HI Ceramics, S.A. de C.V., ("HI Ceramics"), pursuant to which the Original Owners have sold to Ceramica the Acquired Assets, and Ceramica has purchased from the Original Owners the Acquired Assets. We are providing this opinion pursuant to Section 7.2(e) of the Agreement. Capitalized terms utilized and not otherwise defined herein have the meanings given to them in the Agreement.

     In connection with the delivery of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the "Transaction Documents");

     1.   the Asset Purchase Agreement;

     2.   the Mortgages releases from HI Ceramics and Xanadu;

     3.   the Public Deeds evidencing the transfer of the Real Estate;

     4. the Termination Agreements executed as of this date related to the described transaction;

     5.   the Closing Agreement.

HERNANDEZ, MAYORQUIN, RODRIGUEZ y CASTILLO, S.C.


     In connection with this Opinion Letter, we have also examined originals or copies, certified or otherwise identified to our satisfaction as true copies, of the corporate records of Ceramica, as amended to date, Ceramica's minute books and stock transfer books, and such additional corporate records, agreements and other instruments and certificates or comparable documents of public officials and/or of officers and representatives of Ceramica, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary, as the basis for the opinions hereinafter set forth. In such examination, we have assumed: (i) the genuineness of all signatures, other than the signatures on behalf of Ceramic; (ii) the authenticity of all documents or other papers submitted to us as originals, and the conformity to authentic original documents of all documents or other papers submitted to us as certified, conformed or photostatic copies thereof; and (iii) the legal capacity of each natural person executing the Transaction Documents. In addition, we are unaware of the existence of any fraud or dishonesty with respect to any of the matters relevant to our opinions and, accordingly, we understand that no fraud or dishonesty exists with respect to any of the matters relevant to our opinions.

     With respect to those matters which are stated herein to be "to our knowledge," our opinions are limited to our current actual knowledge. Such knowledge does not include constructive knowledge; instead, it is limited to the conscious awareness of the lawyers in our firm who have participated in the negotiation and consummation of the transactions contemplated by the Agreement.

     On the basis of and in reliance upon the foregoing and in reliance of the information provided by Ceramica, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

     1. Ceramica is a corporation duly organized, validly existing and in good standing under the laws of Mexico, and Ceramica has all requisite power and authority to own its assets and to carry on its business.

     2 Ceramica has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which Ceramica is a party; the execution and delivery of the Transaction Documents and the other agreements, documents and instruments contemplated thereby to be executed and delivered by it (collectively, the "Ancillary Documents") and the consummation of the transactions contemplated thereby have been duly authorized and approved by the board of directors of Ceramica and by all other necessary corporate action on the part of Ceramica; and the Transaction Documents have been duly executed and delivered by Ceramica, to the extent they are parties thereto, and constitute valid and binding obligations of Ceramica, enforceable in accordance with their respective terms.

HERNANDEZ, MAYORQUIN, RODRIGUEZ y CASTILLO, S.C.


     3. The execution and delivery of the Transaction Documents, as applicable, by Ceramica do not, and consummation by Ceramica of the transactions contemplated by the Transaction Documents will not: (A) to our actual knowledge, violate any law, rule, order or regulation applicable to Ceramica; (B) conflict with any provision of the Articles of Incorporation of Ceramica or to our actual knowledge, result in the creation of any Lien upon any of the assets of Ceramica pursuant to any mortgage, indenture, lease, agreement or other instrument to which Ceramica is a party or by which Ceramica or any properly of Ceramica may be bound; or (C) to our actual knowledge, except as set forth in Schedule 3.1(b) to the Agreement, result in a default (with or without notice or lapse of time or both), give rise to a right of termination, cancellation or acceleration, result in the loss of a benefit or breach any prohibition or restriction concerning assignment or transfer under any of the Material Agreements.

     4. To our current actual knowledge, except as described in Schedule 3.1(e) to the Agreement, Ceramica is not a party to, and the business and assets of Ceramica are not the subject of or materially affected by, any pending or threatened suit, claim, action or litigation by or with any party or any administrative, arbitration or other governmental proceeding, investigation or inquiry, which, if determined adversely to Ceramica, would severally or in the aggregate have a Material Adverse Effect on Ceramica or prevent the consummation of any of the transactions contemplated by the Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitration outstanding against Ceramica which, insofar as reasonably can be foreseen, could materially prevent the consummation of any of the transactions contemplated in the Agreement.

     5. As to questions of fact material to the opinions herein expressed, we have, without verification of their accuracy, relied upon (i) the information provided by Ceramica and (ii) the representations and warranties and factual statements contained in the Transaction Documents and upon statements and representations of the directors and officers of Ceramica and nothing has come to our attention which has caused us to believe that such representations and warranties are false in any respect or that would affect the opinions expressed herein. In addition, as to certain matters, we have obtained and relied upon, with your permission, such other certificates and assurances from Mexican state authorities and public officials as we have deemed necessary, desirable, or appropriate for the purpose of rendering the opinions expressed.

     6. The opinions contained herein are subject to the following limitations and qualifications:

HERNANDEZ, MAYORQUIN, RODRIGUEZ Y CASTILLO, S.C.

          (a) The validity, binding effect and enforceability of, and the rights and remedies set forth in and the effect of, the Transaction Documents may be limited by and subject to (1) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors; (2) the effect of general principles of equity, whether applied by a court of law or equity; (3) the possible unenforceability of provisions requiring indemnification for, or providing exculpation, release, or exemption from liability for, action or inaction, to the extent such action or inaction involves negligence or willful misconduct or to the extent otherwise contrary to public policy; (4) the possible unenforceability of provisions purporting to require arbitration of disputes; (5) the possible unenforceability of provisions prohibiting competition, the solicitation or acceptance of customers, of business relationships, or of employees, the use or disclosure of information, or other activities in restraint of trade; (6) the possible unenforceability of provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person's course of dealing, course of performance, or the like or failure or delay in taking action may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind; (7) the effect of a course of dealing, course of performance, or the like, that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement; (8) the possible unenforceability of provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative; (9) the possible unenforceability of provisions that determinations by a party or a party's designee are conclusive; (10) the possible unenforceability of provisions permitting modifications of an agreement only in writing; (11) the possible unenforceability of provisions that the provisions of an agreement are severable; (12) the possible unenforceability of provisions permitting the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform; (13) the possible unenforceability of provisions which provide for the waiver of any right to trial by jury; (14) the possible unenforceability of provisions which provide for or otherwise select or elect choice of venue or jurisdiction; and (15) the possible unenforceability of provisions which provide for or otherwise select or elect choice of law.

          (b) Based on the information provided by Ceramica, we understand the enforceability of the Transaction Documents against III Ceramics, Ceramica, Produr and Tromex and that HI Ceramics, Ceramica, Produr and Tromex have all requisite power and authority and have taken all necessary action to authorize, execute, and deliver the Transaction Documents.

HERNANDEZ, MAYORQUIN, RODRIGUEZ Y CASTILLO, S.C.


          (c) We express no opinion with respect to any violation of law, statute, judgment, decree, order, rule or regulation which results from the legal or regulatory status of facts relating specifically to HI Ceramics or any of its affiliates.

          (d) We have assumed the absence of agreements or understandings between Ceramica and the HI Ceramics (other than those, if any, to which we have current actual knowledge) that would modify the terms of the Transaction Documents or the respective rights and obligations of the parties thereunder.

     In rendering the opinions contained herein, we express no opinion with respect to any other law other than applicable Mexican laws.

     We are authorize to practice law under Mexican law, and we express no opinion as to any questions of law other than with respect to laws of Mexico in effect on the date hereof, and no opinion is expressed herein as to any other matters governed by the laws of any other jurisdiction.

     The opinions expressed herein are specific to the matters and documents referred to herein, and no opinion may be inferred beyond the opinions stated. The opinions expressed herein are as of the date hereof, and we disclaim any obligation to update or modify such opinions because of any changes in the law or undisclosed information by Ceramica or represented facts relevant thereto. This opinion is furnished to you solely for your benefit in connection with the transactions contemplated by the Agreement and may not be relied upon in any manner, for any other purposes or by any other person or entity, without the prior written consent of this firm.


                                Very truly yours,



HERNANDEZ, MAYORQUIN, RODRIGUEZ Y CASTILLO, S.C.


/s/ HERNANDEZ, MAYORQUIN, RODRIGUEZ Y CASTILLO, S.C.